Exhibit 21.1

TriMas Corporation Subsidiary List

Arrow Engine Company (Delaware corporation)

Canadian Gasket & Supply Inc. (Canada corporation)

Cequent Bermuda Holdings Ltd. (Bermuda)

Cequent Consumer Products, Inc. (Ohio corporation)

Cequent Electrical Products de Mexico, S. de R.L. de C.V. (Mexico corporation)

Cequent Group (Taiwan) Co. Ltd. (Taiwan)

Cequent Nederland Holdings BV (Netherlands)

Cequent Performance Products, Inc. (Delaware corporation)

Cequent Towing Products of Canada Ltd. (Ontario corporation)

Cequent Trailer Products, S.A. de C.V. (Mexico)

Compac Corporation (Delaware corporation)

Dew Technologies, Inc. (Ohio corporation)

Englass Group Limited (U.K.)

HammerBlow Company, LLC, The (Wisconsin limited liability company)

Hi-Vol Products LLC (Delaware limited liability company)

Keo Cutters, Inc. (Michigan corporation)

Lake Erie Products Corporation (Ohio corporation)

Lamons Gasket Company (Delaware corporation)

Lamons Gasket (Hangzhou) Co., Ltd. (China)

Lamons Gasket (Zhangjiagang) Co., Ltd. (China)

Lamons Nederland B.V. (Netherlands)

Lamons UK Limited (UK)

Monogram Aerospace Fasteners, Inc. (Delaware corporation)

NI Industries, Inc. (Delaware corporation)

Norris Cylinder Company (Delaware corporation)

Parkside Towbars Pty. Ltd. (Australia)

Richards Micro-Tool, Inc. (Delaware corporation)

Rieke Canada Limited (Canada corporation)

Rieke Corporation (Indiana corporation)

Rieke de Mexico, S.A. de C.V.  (Mexico corporation)

Rieke Germany GmbH (Germany)

Rieke Italia S.r.L. (Italy corporation)

Rieke-Lamons Bermuda Holdings Ltd. (Bermuda)

Rieke-Lamons Nederland Holdings BV (Netherlands)

Rieke Leasing Co., Incorporated (Delaware corporation)

Rieke of Mexico, Inc. (Delaware corporation)

Rieke Packaging Systems Australia Pty. Ltd. (Australia)

Rieke Packaging Systems (Hangzhou) Co., Ltd. (China)

Rieke Packaging Systems Limited (U.K.)

Rieke Russia LLC (Russia)

Top Emballage S.A.S. (France)

Rieke Trading (Hangzhou) Co. Ltd. (China)

Towing Holding LLC (Delaware limited liability company)

TriMas Company LLC (Delaware limited liability company)

TriMas Corporation Limited (U.K.)

TriMas Corporation Pty. Ltd. (Australia)

TriMas Global Sourcing Operations & Supply India Private Limited (India)

TriMas Holdings Australia Pty. Ltd. (Australia)

TriMas Hong Kong Holdings Ltd. (Hong Kong)

TriMas International Holdings LLC (Delaware limited liability company)

TriMas Nederland Holdings BV (Netherlands)

TriMotive Asia Pacific Limited (Thailand)

TSPC, Inc. (Nevada corporation)

Certain companies may also use trade names or other assumed names in the conduct of their business.